Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-254085) on Form S-8 of our reports dated March 7, 2022, with respect to the consolidated financial statements of Danimer Scientific, Inc. and the effectiveness of internal control over financial reporting.

Atlanta, Georgia

March 7, 2022